UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2023

NEXGEL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41173	26-4042544
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2150 Cabot Boulevard West, Suite B Langhorne, Pennsylvania	19067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 702-8550

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	NXGL	The Nasdaq Capital Market LLC
Warrants to Purchase Common Stock	NXGLW	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Scott R. Henry Board Appointment

On January 16, 2023, Scott R. Henry (the “Board Appointees”) was appointed to the board of directors (the “Board”) of NexGel, Inc. (the “Company”) to serve for a term expiring at the Company’s next annual meeting of stockholders or his successor is duly elected and qualified. Mr. Henry was also appointed as a member to the Audit Committee of the Board.

Mr. Henry, CFA, is a Managing Director, Senior Research Analyst at ROTH Capital Partners with 20 years of sell-side coverage in the pharmaceutical, biotechnology and medical device sectors. He has previously held positions with firms including Oppenheimer, Thomas Weisel Partners, ABN AMRO and Leerink Swann & Co. Mr. Henry has received numerous awards, including rankings in the Wall Street Journal “Best on the Street” stock picking survey, Forbes/Zacks Investment Research “Best Analysts” for the drugs category and Forbes.com/StarMine rankings for earnings estimate accuracy. His investment views have been cited in the Wall Street Journal and the New York Times, and he has made frequent appearances on CNBC, CBS MarketWatch and Bloomberg. Mr. Henry attended the University of Rhode Island and received an M.B.A. with distinction from Cornell University.

There have been (i) no compensation or other arrangements entered into between the Company and Mr. Henry in connection with his appointment to the Board or the Audit Committee at this time and (ii) no transactions between the Company and Mr. Henry or his immediate family members requiring disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Yaakov Spinrad Board Resignation

On January 16, 2023, Yaakov Spinrad resigned as a member of the Board. Mr. Spinrad was a member of the Board’s Compensation Committee and Nominating and Corporate Governance Committee. Mr. Spinrad’s resignation was not as a result of any disagreement with the Company or any of its subsidiaries on any matters related to their operation, policies or practices. A copy of Mr. Spinrad’s resignation letter dated January 16, 2023 is attached hereto as Exhibit 17.1.

Board Committees Reconstitution

On January 16, 2023 and in connection with Mr. Henry’s appointment, Mr. Spinrad’s resignation, and the determination that all members of the Board except for Adam Levy are “independent” (as defined by the applicable rules and statues), the Board reconstituted its Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee as follows:

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Steve Glassman	Steve Glassman	David Stefansky
Scott Henry	David Stefansky (Chair)	Miranda Toledano
Miranda Toledano (Chair)	Nachum Stein	Jerry Zeldis (Chair)

Item 8.01	Other Events.

On January 17, 2023, the Company issued a press release regarding the appointment of Mr. Henry to the Board. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description

17.1	Resignation letter of Yaakov Spinrad dated January 16, 2023
99.1	Press release of NexGel, Inc. issued January 17, 2023.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 2023

NEXGEL, INC.

	By:	/s/ Adam Levy
Adam Levy
Chief Executive Officer